Exhibit 99

LETTER OF CONSENT
to the Proposed Amendments
Relating to the
8 1/8% Senior Notes due 2011
($450,000,000 principal amount outstanding)
(CUSIP No. 65333FAR8)
and
8 1/8% Senior Notes due 2011
($25,000,000 principal amount outstanding)
(CUSIP No. 65333FAV9)
of

NEXTEL PARTNERS, INC.

THE CONSENT SOLICITATION WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME,
ON THURSDAY, NOVEMBER 2, 2006, UNLESS EXTENDED OR EARLIER TERMINATED
(SUCH TIME AND DATE, AS THE SAME MAY BE EXTENDED, THE “EXPIRATION DATE”).
CONSENTS MAY BE REVOKED AT ANY TIME PRIOR TO 5:00 P.M., NEW YORK CITY TIME,
ON THE EXPIRATION DATE, BUT NOT THEREAFTER.

The consent agent (the “Consent Agent”) for the consent solicitation is:

THE BANK OF NEW YORK

By Facsimile (Eligible Institutions Only):	By Mail or Hand:
The Bank of New York	The Bank of New York Trust Company, N.A.
Attn: Corporate Trust Operations	Corporate Trust Operations
Reorganization Unit	Reorganization Unit
Mrs. Evangeline Gonzales	101 Barclay Street — 7 East
(212) 298-1915	New York, New York 10286
(Confirm by Telephone: (212) 815-3738)	Attn: Mrs. Evangeline Gonzales

DELIVERY OF THIS LETTER OF CONSENT TO AN ADDRESS, OR TRANSMISSION VIA
FACSIMILE, OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

The instructions contained herein should be read carefully before this Letter of Consent is completed. This Letter of Consent is being delivered in connection with the Consent Solicitation and Offer to Guarantee contained in the prospectus, dated October   , 2006, of Sprint Nextel Corporation (the “Company”) (as the same may be amended or supplemented from time to time, the “Prospectus”).

Questions relating to this Letter of Consent and the procedures for delivering consents to the Proposed Amendments (as defined herein) and requests for assistance may be directed to the Consent Agent at the address and telephone number set forth above. Requests for additional copies of the Prospectus or this Letter of Consent may be directed to Georgeson Inc., the information agent (the “Information Agent”), at the address and telephone numbers on the back cover of this Letter of Consent. All other questions relating to the consent solicitation may be directed to Bear, Stearns & Co. Inc., the solicitation agent (the “Solicitation Agent”), at the address and telephone numbers on the back cover of this Letter of Consent.

HOLDERS WHO WISH TO PARTICIPATE IN THE CONSENT SOLICITATION, AS SET FORTH IN THE PROSPECTUS, MUST VALIDLY DELIVER A CONSENT TO THE CONSENT AGENT PRIOR TO THE EXPIRATION DATE.

This Letter of Consent and instructions hereto (together with the Prospectus, the “Consent Documents”) constitute the Company’s offer to fully and unconditionally guarantee the payment obligations under the 8 1/8% Senior Notes due 2011 of Nextel Partners, Inc., the Company’s subsidiary (“Nextel Partners”), issued pursuant to the Indenture, dated as of June 23, 2003 (the “2003 Indenture”), between Nextel Partners and The Bank of New York Trust Company, N.A. (as successor to The Bank of New York), as Trustee (such Notes, the “2003 Notes”), and the 8 1/8% Senior Notes due 2011 of Nextel Partners issued pursuant to the Indenture, dated as of May 19, 2004 (the “2004 Indenture” and together with the 2003 Indenture, the “Indentures”), between Nextel Partners and The Bank of New York Trust Company, N.A. (as successor to BNY Western Trust Company), as Trustee (such Notes, the “2004 Notes” and together with the 2003 Notes, the “Notes”), in return for your consent, validly delivered and not revoked prior to the Expiration Date, to the Proposed Amendments to the Indentures.

To amend the Indentures and effect the Proposed Amendments, we must receive duly executed and not validly revoked consents from the registered holders (the “Holders”) of a majority in aggregate principal amount of each series of the outstanding Notes (the “Required Consents”), although we may waive this requirement for any series of the Notes, if we receive the Required Consents from the Holders of a majority of that series of Notes. The consent solicitation is being made upon the terms and subject to the conditions of the Consent Documents, and Holders should review carefully such information.

THE CONSENT SOLICITATION IS NOT BEING MADE TO HOLDERS IN ANY JURISDICTION IN WHICH THE MAKING OR ACCEPTANCE OF THE CONSENT SOLICITATION WOULD NOT BE IN COMPLIANCE WITH THE LAWS OF SUCH JURISDICTION.

Holders of the Notes on the Record Date (as defined herein) who wish to consent to the Proposed Amendments must complete the table below entitled “Description of Notes to Which Consent is Given” and sign in the appropriate box set forth further below in this Letter of Consent. Because a custodian may hold Notes on behalf of one or more beneficial owners, a custodian may consent to the Proposed Amendments for all beneficial owners or only some of such beneficial owners.

PLEASE COMPLETE THE FOLLOWING TABLE:

DESCRIPTION OF NOTES TO WHICH CONSENT IS GIVEN
Name(s) and Address(es) of Holder(s) (please fill in, if blank, exactly as name(s) appear(s) on Notes) or DTC Participant(s)	Notes with Respect to Which This Consent Is Given (Attach additional schedule, if necessary)
(1)	(2)	(3)	(4)
	Series of Notes and Certificate or DTC Account Number(s)	Aggregate Principal Amount of Notes	Principal Amount of Notes to Which Consent is Given (if less than all)*

* If this consent relates to less than the aggregate principal amount of the Notes registered in the name of the Holder(s), or held by The Depository Trust Company (“DTC”) for the account of DTC participant(s), named above, list the certificate or account numbers and principal amounts of Notes to which this consent relates. Unless otherwise indicated in the column entitled “Principal Amount of Notes to Which Consent is Given,” the undersigned Holder will be deemed to have consented in respect to the entire aggregate principal amount represented by the Notes indicated in the column entitled “Aggregate Principal Amount of Notes.”

IMPORTANT: READ CAREFULLY
This Letter of Consent must be executed by the Holder(s), or the DTC participant(s), in exactly the same manner as the name(s) of such Holder(s) appear(s) on the Notes or on a security position listing as the owner of the Notes. If Notes to which this Letter of Consent relates are held by two or more joint Holders, all such Holders must sign this Letter of Consent. If signature is by a trustee, partner, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or other person acting in a fiduciary or representative capacity, such person should so indicate when signing and must submit proper evidence satisfactory to the Company of such person’s authority to so act. If this Letter of Consent is signed by a person other than the Holder, it must be accompanied by a proxy executed by the Holder. Certain signatures on this Letter of Consent must be guaranteed by a firm that is a member of the National Association of Securities Dealers, Inc. or a member of a registered national securities exchange or by a commercial bank or trust company having an office in the United States (an “Eligible Institution”). See Instruction 5 below.

The name(s) and address(es) of the Holder(s) should be printed exactly as they appear on the certificate(s) representing the Notes to which this consent is given.

If you do not wish to consent to the Proposed Amendments described in the Prospectus, you do not need to return this Letter of Consent or take any other action.

NOTE: SIGNATURES MUST BE PROVIDED BELOW.
PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

Ladies and Gentlemen:

The Company is soliciting consents from Holders of the Notes to, among other things: (a) amend Section 10.11 of the Indentures (Transactions with Affiliates) to allow Nextel Partners and its restricted subsidiaries to engage in transactions with the Company or any of the Company’s other subsidiaries, so long as such transactions are on terms that are no less favorable to Nextel Partners and its restricted subsidiaries than those that would have been obtained in comparable transactions by Nextel Partners and its restricted subsidiaries with an unrelated person, without having to obtain an independent fairness opinion or, except in transactions above a certain dollar threshold, the approval of Nextel Partners’ board of directors; (b) amend Section 10.16 of the Indentures (Provision of Financial Information) to permit Nextel Partners to provide to the Holders of the Notes the financial reports of a parent guarantor of the Notes in lieu of separate financial reports relating only to Nextel Partners; (c) amend Section 1.01 of the Indentures (Definition of “Asset Sale”) to exclude specifically any transaction or series of related transactions involving the sale or other transfer of assets by Nextel Partners or its restricted subsidiaries to the Company or any of the Company’s other subsidiaries; (d) add or modify certain defined terms and related text in the Indentures; and (e) delete or amend (or be deemed to have deleted or amended) the provisions in the Notes corresponding to the provisions in the Indentures that are deleted or amended by virtue of the amendments described above (collectively, the “Proposed Amendments”), all as set forth in full on Annex A to the Prospectus.

Subject to, and effective upon, acceptance by the Company, the undersigned hereby delivers the undersigned’s consent to the Proposed Amendments. The undersigned hereby irrevocably constitutes and appoints the Consent Agent the true and lawful agent and attorney-in-fact of the undersigned, with full knowledge that the Consent Agent also acts as the agent of the Company with respect to the consent solicitation, with full power of substitution and re-substitution (such power-of-attorney being deemed to be an irrevocable power coupled with an interest) to deliver to the Company and the Trustee this Letter of Consent as evidence of the undersigned’s consent to the Proposed Amendments and as certification that the Required Consents to the Proposed Amendments duly executed by the Holders have been received (insofar as the consents delivered hereby constitute a portion of the Required Consents), all in accordance with the terms and conditions set forth in the Consent Documents.

The undersigned agrees and acknowledges that, by the execution and delivery hereof, the undersigned makes and provides the written consent, with respect to the principal amount of Notes to which such consent is given, to the Proposed Amendments to the Indentures and the Notes as required by the terms of the Indentures. The undersigned understands that the consent provided hereby shall remain in full force and effect until such consent is revoked in accordance with the procedures set forth in the Prospectus and this Letter of Consent. The undersigned understands that a revocation of such consent will not be effective following the Expiration Date. The Proposed Amendments to the Indentures will be effected by execution of a supplemental indenture to each of the Indentures (collectively, the “Supplemental Indentures”) to occur promptly following the Expiration Date if the Required Consents have been obtained.

If the Company amends the terms of the consent solicitation in a manner that constitutes a material change, the Company will promptly give oral (to be confirmed in writing) or written notice of such amendment to the Consent Agent and disseminate a supplement to the Prospectus in a manner reasonably designed to give Holders of the Notes notice of the change on a timely basis.

If the Company terminates the consent solicitation for any reason, any such termination will be followed promptly by public announcement thereof. If the Company terminates the consent solicitation, it will give prompt notice thereof to the Consent Agent and the consents previously executed and delivered pursuant to the consent solicitation will be of no further force and effect.

The undersigned understands that, in order to be valid, a notice of revocation of consent must contain the name of the person who delivered the consent and the description of the Notes to which it relates, the certificate number(s) of such Notes, and the aggregate principal amount represented by such Notes. The notice of revocation of consent must be signed by the Holder thereof in the same manner as the original signature on this Letter of Consent (including any required signature guarantee(s)) or be accompanied by evidence satisfactory to the Company and the Consent Agent that the person revoking the consent has the legal authority to revoke such consent on behalf of the Holder. If this Letter of Consent was executed by a person other than the Holder of the Notes, the revocation of consent must be accompanied by a valid proxy signed by such Holder and authorizing the revocation of such consent. To be effective, a revocation of consent must be received prior to the Expiration Date by the Consent Agent at the address set forth on the first page of this Letter of Consent. A purported notice of revocation that lacks any of the required information or is sent to an improper address will not validly revoke a consent previously given.

The undersigned understands that delivering a consent relating to its Notes will not affect a Holder’s right to sell or transfer such Notes. All consents received from the Holder of record on the Record Date and not revoked by that Holder before the Expiration Date will be effective notwithstanding any transfer of such Notes after the Record Date.

The undersigned understands that deliveries of consents pursuant to any of the procedures described in the Prospectus and in the instructions hereto and acceptance thereof by the Company will constitute a binding agreement between the undersigned and the Company upon the terms and subject to the conditions of the consent solicitation.

The undersigned hereby represents and warrants that the undersigned has full power and authority to give the consent contained herein. The undersigned will, upon request, execute and deliver any additional documents deemed by the Consent Agent or by the Company to be necessary or desirable to perfect the undersigned’s consent to the Proposed Amendments and to complete the execution of either of the Supplemental Indentures.

All authority conferred or agreed to be conferred by this Letter of Consent shall survive the death or incapacity of the undersigned, and every obligation of the undersigned under this Letter of Consent shall be binding upon the undersigned’s heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives.

The undersigned understands that the delivery of its consent is not effective until receipt by the Consent Agent of this Letter of Consent, or a facsimile hereof, properly completed and duly executed, together with all accompanying evidences of authority and any other required documents in form satisfactory to the Company. All questions as to form of all documents and the validity, including time of receipt, and deliveries and revocations of consents will be determined by the Company, in its discretion, which determination shall be final and binding.

PLEASE SIGN HERE

To Be Completed By All Consenting Holders of Notes

THE COMPLETION, EXECUTION AND DELIVERY OF THIS LETTER OF CONSENT WILL BE DEEMED TO CONSTITUTE CONSENT TO THE PROPOSED AMENDMENTS.

This Letter of Consent must be signed by the Holder(s) of Notes exactly as his, her, its or their name(s) appear(s) on certificate(s) for such Notes, or if delivered by DTC, exactly as such participant’s name appears on a security position listing as the owner of the Notes. If the Notes to which this consent relates are held by two or more joint Holders, all such Holders must sign this Letter of Consent. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below under “Capacity” and submit evidence satisfactory to the Company and the Consent Agent of such person’s authority to so act. If this Letter of Consent is signed by a person other than the Holder, then it must be accompanied by a proxy executed by the Holder. Certain signatures on this Letter of Consent must be guaranteed by an Eligible Institution. See Instruction 5 below.

X _ _

X _ _
(Signature of Holder(s) or Authorized Signatory)

Date: _ _, 2006

Name(s): _ _
(Please Print)

Capacity: _ _

Address: _ _
(Including Zip Code)

Area Code and Telephone Number: _ _

PLEASE COMPLETE SIGNATURE GUARANTEE, IF REQUIRED
(See Instruction 5 below)
Certain Signatures Must be Guaranteed by an Eligible Institution

(Name of Eligible Institution Guaranteeing Signatures)
(Address (including zip code) and Telephone Number (including area code) of Eligible Institution)
(Authorized Signature)
(Printed Name)
(Title)

Date: _ _, 2006

INSTRUCTIONS

Forming Part of the Terms and Conditions of the Consent Solicitation

1. Delivery of this Letter of Consent.  To deliver consents, a properly completed and duly executed copy or facsimile of this Letter of Consent and any other documents required by this Letter of Consent must be received by the Consent Agent at its address set forth herein prior to the Expiration Date. The method of delivery of this Letter of Consent and all other required documents to the Consent Agent is at the election and risk of Holders. If such delivery is by mail, it is suggested that Holders use properly insured registered mail with return receipt requested and that the mailing be made sufficiently in advance of the Expiration Date to permit delivery to the Consent Agent prior to such date. No alternative, conditional or contingent deliveries of consents will be accepted. Except as otherwise provided below, the delivery will be deemed made when actually received or confirmed by the Consent Agent. This Letter of Consent should be sent only to the Consent Agent, not to the Company, Nextel Partners, the Trustee, the Information Agent, the Solicitation Agent or any other party. However, the Company reserves the right to accept any Letter of Consent received by the Company or Nextel Partners.

2. Holders Entitled to Consent.  Only a Holder (or his or her representative or attorney-in-fact acting pursuant to a valid proxy or other authorization as indicated herein) as of 5:00 p.m., New York City time, on Wednesday, October 18, 2006 (the “Record Date”), may deliver a consent. We expect that DTC will authorize its participants, which include banks, brokers and other financial institutions, to execute Letters of Consent with respect to the Notes they hold through DTC as if the participants were the Holders of those Notes. A beneficial owner of Notes who is not the Holder of such Notes (i.e., whose Notes are registered in the name of a nominee such as a brokerage firm) must instruct such nominee to either (a) execute a Letter of Consent and deliver it either to the Consent Agent on such beneficial owner’s behalf or to such beneficial owner for forwarding to the Consent Agent, or (b) forward a duly executed proxy from the Holder authorizing such beneficial owner to execute and deliver a Letter of Consent with respect to the Notes on such beneficial owner’s behalf, in which case the beneficial owner must deliver the executed Letter of Consent, together with the proxy, to the Consent Agent before the Expiration Date. Subject to the right of revocation described in Instruction 3 below, a consent by a Holder is a continuing consent, binding such Holder and its transferees, notwithstanding that ownership of the Notes is transferred after the date of this Letter of Consent.

3. Consent to Proposed Amendments; Revocation of Consents.  In accordance with the Prospectus, all properly completed and executed Letters of Consent that are received by the Consent Agent prior to the Expiration Date will be counted as consents with respect to the Proposed Amendments, unless the Consent Agent receives, prior to the Expiration Date, a written notice of revocation of such consent as described in the Prospectus and this Letter of Consent. Notice of revocation of consent, to be valid, must: (a) contain the name of the person who delivered the consent and the description of the Notes to which it relates, the certificate number(s) of such Notes, and the aggregate principal amount represented by such Notes; (b) be signed by the Holder thereof in the same manner as the original signature on this Letter of Consent, including any required signature guarantee(s), or be accompanied by evidence satisfactory to the Company and the Consent Agent that the person revoking the consent has the legal authority to revoke such consent on behalf of the Holder; (c) if the Letter of Consent was executed by a person other than the Holder of the Notes, be accompanied by a valid proxy signed by such Holder and authorizing the revocation of such consent; and (d) be received by the Consent Agent at the address set forth herein prior to the Expiration Date. A purported notice of revocation that lacks any of the required information or is sent to any other address will not be effective to revoke a consent previously given. The Record Expiration Date, as defined in the Indentures, is November 2, 2006, unless extended in accordance with the Indentures.

Any consents validly delivered prior to the Expiration Date may not be revoked after the Expiration Date.

ASSUMING RECEIPT OF THE REQUIRED CONSENTS, THE COMPANY INTENDS TO CAUSE TO OCCUR THE EXECUTION OF THE SUPPLEMENTAL INDENTURES TO EFFECTUATE THE PROPOSED AMENDMENTS TO THE INDENTURES. UPON ITS BECOMING OPERATIVE, EACH SUCH SUPPLEMENTAL INDENTURE WILL BE BINDING UPON EACH HOLDER OF THE APPLICABLE NOTES, EVEN IF SUCH HOLDER HAS NOT CONSENTED TO THE PROPOSED AMENDMENTS.

4. Partial Consents.  If the “Description of Notes to Which Consent is Given” table in this Letter of Consent is not completed, but the Letter of Consent is otherwise properly completed and signed by the Holder of Notes, the Holder will be deemed to have consented to the Proposed Amendments with respect to all Notes of such Holder. A consent by a

Holder relating to less than the entire principal amount of Notes held by such Holder or relating to only the 2003 Notes or the 2004 Notes will be valid if the consenting Holder lists the series of Notes and the certificate number(s) and principal amount of Notes registered in such Holder’s name. If no series or aggregate principal amount of Notes as to which a consent is delivered is specified, the Holder will be deemed to have consented with respect to all Notes of such Holder.

5. Signatures on this Letter of Consent; Consent Proxies; Guarantee of Signatures.  If this Letter of Consent is signed by the Holder(s) of the Notes as to which consent is given hereby, the signature(s) must correspond with the name(s) as written on the face of the Notes without alteration, enlargement or any change whatsoever. If this Letter of Consent is signed by a DTC participant whose name is shown as the owner of the Notes as to which consent is given hereby, the signature must correspond with the name shown on the security position listing as the owner of the Notes.

If any of the Notes as to which consent is given hereby are registered in the name of two or more Holders, all such Holders must sign this Letter of Consent. If any Notes are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate copies of this Letter of Consent and any necessary accompanying documents as there are different names in which certificates are held.

If this Letter of Consent is signed by trustees, partners, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and proper evidence satisfactory to the Company and the Consent Agent of such person’s authority to so act must be submitted with this Letter of Consent.

If this Letter of Consent is signed by a person other than the Holder, then it must be accompanied by a proxy executed by the Holder.

No signature guarantee is required if (a) this Letter of Consent is signed by the Holder(s) of the Notes as to which consent is given hereby, or by a DTC participant whose name appears on a security position listing as the owner of the Notes, or (b) the consent delivered hereby is for the account of an Eligible Institution. In all other cases, all signatures on this Letter of Consent and consent proxies, if any, must be guaranteed by an Eligible Institution.

6. Irregularities.  All questions as to the form of all documents and the validity, including time of receipt, and acceptance of deliveries and revocations of consents will be determined by the Company, in its discretion, which determination shall be final and binding. Alternative, conditional or contingent consents will not be considered valid. The Company reserves the absolute right, in its discretion, to reject any or all consents in respect of Notes that are not in proper form or the acceptance of which would, in the Company’s opinion, be unlawful. The Company also reserves the right to waive any defects, irregularities or conditions of delivery as to particular consents. The Company’s interpretations of the terms and conditions of the consent solicitation, including the instructions in this Letter of Consent, will be final and binding. Any defect or irregularity in connection with deliveries of consents must be cured within such time as the Company determines, unless waived by the Company. Deliveries of consents shall not be deemed to have been made until all defects or irregularities have been waived by the Company or cured. All consenting Holders, by execution of this Letter of Consent or a facsimile hereof, waive any right to receive notice of the effectiveness of the Proposed Amendments. None of the Company, the Trustee, the Consent Agent, the Solicitation Agent, the Information Agent or any other person will be under any duty to give notice of any defects or irregularities in deliveries of consents or will incur any liability to Holders for failure to give any such notice.

7. Waiver of Conditions.  The Company expressly reserves the right, in its discretion, to waive any of the conditions to the consent solicitation, as more fully described in the Prospectus.

8. Requests for Assistance or Additional Copies.  Questions relating to the procedures for consenting to the Proposed Amendments and requests for assistance may be directed to the Consent Agent at the address set forth in the first page of this Letter of Consent. Requests for additional copies of the Prospectus or this Letter of Consent may be directed to the Information Agent, whose address and telephone numbers appear on the back cover of this Letter of Consent. All other questions relating to the consent solicitation may be directed to the Solicitation Agent at the address and telephone numbers on the back cover of this Letter of Consent.

The Information Agent for the consent solicitation is:

GEORGESON INC.

17 State Street
New York, New York 10004
(866) 277-8239 (Toll Free)
(212) 440-9800 (Banks/Brokers)

The Solicitation Agent for the consent solicitation is:

BEAR, STEARNS & CO. INC.

Global Liability Management Group
383 Madison Avenue, 8th Floor
New York, New York 10179
(877) 696-BEAR (Toll Free)
(877) 696-2327